EXHIBIT 99.1

For More Information:
Investor contact: Ann Thornton 414-438-6887
Media contact: Carole Herbstreit 414-438-6882

Brady Corporation Reports Fiscal 2015 Third Quarter Results

•	Third quarter organic revenue growth of 1.7 percent.

•	Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* of $0.34 in the third quarter of fiscal 2015 compared to $0.43 in the same quarter of the prior year.

•	Net cash provided by operating activities of $28.8 million or 167 percent of net income.

MILWAUKEE (May 21, 2015)--Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for its fiscal 2015 third quarter ended April 30, 2015.

Quarter Ended April 30, 2015 Financial Results:
Sales for the quarter ended April 30, 2015 decreased 6.3 percent to $290.2 million compared to $309.6 million in the third quarter of fiscal 2014. Total organic sales increased 1.7 percent and foreign currency translation decreased sales by 8.0 percent. By segment, organic sales increased 3.0 percent in Identification Solutions and decreased 1.1 percent in Workplace Safety.
Earnings from continuing operations for the quarter ended April 30, 2015 were $17.2 million compared to $20.2 million in the same quarter last year. Non-GAAP earnings from continuing operations* for the current quarter were $17.6 million compared to $22.3 million in the third quarter of fiscal 2014.
Earnings from continuing operations per diluted Class A Nonvoting Common Share were $0.33 for the quarter ended April 30, 2015 compared to $0.39 in the same quarter last year. Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* for the current quarter were $0.34 compared to $0.43 per share in the third quarter of fiscal 2014.
The Company recorded a gain of $2.8 million, net of tax during the quarter ended April 30, 2015 due to the curtailment of a medical defined benefit plan. This gain is excluded from the reported Non-GAAP earnings from continuing operations* and Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* for the quarter ended April 30, 2015.

Nine-Month Period Ended April 30, 2015 Financial Results:
Sales for the nine-month period ended April 30, 2015 decreased 2.8 percent to $883.1 million compared to $908.3 million in the same period in fiscal 2014. Total organic sales increased 1.8 percent and the impact of foreign currency translation decreased sales by 4.6 percent. By segment, organic sales increased 2.4 percent in Identification Solutions and increased 0.6 percent in Workplace Safety.

Earnings from continuing operations for the nine-month period ended April 30, 2015 were $44.3 million compared to $48.8 million in the same period in fiscal 2014. Non-GAAP earnings from continuing operations* for the nine-month period were $51.1 million compared to $58.5 million in the same period in fiscal 2014.
Earnings from continuing operations per diluted Class A Nonvoting Common share were $0.86 for the nine-month period ended April 30, 2015 compared to $0.93 in the same period in fiscal 2014. Non-GAAP earnings from continuing operations per diluted Class A Common Share* were $0.99 in the nine-month period ended April 30, 2015 compared to $1.12 in the same period in fiscal 2014.

Commentary and Guidance:
“After just over nine months with Brady, I’m impressed with the dedication of our team as well as the progress we’ve made on our initiatives this fiscal year,” said Brady President and Chief Executive Officer J. Michael Nauman. “I’m confident that we are investing in the right initiatives to deliver shareholder value over the long term. However, we still remain challenged by operational inefficiencies stemming from certain facilities that were recently consolidated, and we are focused on executing business fundamentals to drive organic sales and improve profitability while still achieving efficiency gains over the long term. We are investing in research and development and sales resources in selected industries, as well as building an improved, scalable digital platform that will generate value for Brady and enhance our customer experience.”
“We are focused on controlling non-customer facing selling, general and administrative expenses and driving cash flow improvements. Net cash provided by operating activities was $28.8 million during the quarter ended April 30, 2015, up from $5.3 million during the previous quarter ended January 31, 2015,” said Brady’s Chief Financial Officer Aaron Pearce. “As a result of our customer service and operational challenges due to the facility consolidations as well as less than originally anticipated organic sales in our Workplace Safety business, we do not anticipate our fourth quarter financial results to significantly improve over what we experienced in the third quarter. As such, we expect Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* to range from $0.30 to $0.40 during our fiscal 2015 fourth quarter ending July 31, 2015.”

A webcast regarding Brady’s fiscal 2015 third quarter financial results will be available at www.bradycorp.com beginning at 9:30 a.m. Central Time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of August 1, 2014, employed approximately 6,400 people in its worldwide businesses. Brady’s fiscal 2014 sales were approximately $1.23 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

* See accompanying notes for Non-GAAP measures.

###
In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady's control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: implementation of the healthcare strategy; implementation of the Workplace Safety strategy; future competition; risks associated with restructuring plans; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, hard disk drive, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, healthcare and transportation; technology changes and potential security violations to the Company's information technology system; fluctuations in currency rates versus the U.S. dollar; risks associated with international operations; difficulties associated with exports; Brady's ability to develop and successfully market new products; risks associated with identifying, completing, and integrating acquisitions; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; Brady's ability to retain significant contracts and customers; risk associated with loss of key talent; risks associated with divestitures and businesses held for sale; risks associated with obtaining governmental approvals and maintaining regulatory compliance; risk associated with product liability claims; environmental, health and safety compliance costs and liabilities; potential write-offs of Brady's substantial intangible assets; risks associated with our ownership structure; unforeseen tax consequences; Brady's ability to maintain compliance with its debt covenants; increase in our level of debt; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady's U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2014.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited; Dollars in thousands, except per share data)

	Three months ended April 30,		Nine months ended April 30,
	2015	2014	2015	2014
Net sales	$290,227	$309,577	$883,095	$908,301
Cost of products sold	149,228	154,457	453,732	452,797
Gross margin	140,999	155,120	429,363	455,504
Operating expenses:
Research and development	8,928	8,648	27,507	25,675
Selling, general and administrative	102,952	116,666	319,796	340,825
Restructuring charges	4,834	3,039	13,991	14,202
Total operating expenses	116,714	128,353	361,294	380,702

Operating income	24,285	26,767	68,069	74,802

Other income and (expense):
Investment and other income	434	872	968	1,887
Interest expense	(2,503)	(3,381)	(8,394)	(10,777)

Earnings from continuing operations before income taxes	22,216	24,258	60,643	65,912

Income tax expense	5,003	4,074	16,347	17,077

Earnings from continuing operations	$17,213	$20,184	$44,296	$48,835

Earnings (loss) from discontinued operations, net of income taxes	—	3,904	(1,915)	15,606

Net earnings	$17,213	$24,088	$42,381	$64,441

Earnings from continuing operations per Class A Nonvoting Common Share:
Basic	$0.34	$0.39	$0.86	$0.94
Diluted	$0.33	$0.39	$0.86	$0.93

Earnings from continuing operations per Class B Voting Common Share:
Basic	$0.34	$0.39	$0.85	$0.92
Diluted	$0.33	$0.39	$0.85	$0.92

Earnings (loss) from discontinued operations per Class A Nonvoting Common Share:
Basic	$—	$0.07	$(0.03)	$0.30
Diluted	$—	$0.07	$(0.03)	$0.30

Earnings (loss) from discontinued operations per Class B Voting Common Share:
Basic	$—	$0.07	$(0.04)	$0.30
Diluted	$—	$0.07	$(0.04)	$0.29

Net earnings per Class A Nonvoting Common Share:
Basic	$0.34	$0.46	$0.83	$1.24
Diluted	$0.33	$0.46	$0.83	$1.23
Dividends	$0.20	$0.195	$0.60	$0.585

Net earnings per Class B Voting Common Share:
Basic	$0.34	$0.46	$0.81	$1.22
Diluted	$0.33	$0.46	$0.81	$1.21
Dividends	$0.20	$0.195	$0.583	$0.568

Weighted average common shares outstanding (in thousands):
Basic	51,301	51,933	51,275	52,071
Diluted	51,450	52,000	51,370	52,304

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	April 30, 2015	July 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$100,468	$81,834
Accounts receivable—net	162,180	177,648
Inventories:
Finished products	69,504	73,096
Work-in-process	18,600	17,689
Raw materials and supplies	25,797	22,490
Total inventories	113,901	113,275
Assets held for sale	—	49,542
Prepaid expenses and other current assets	39,786	41,543
Total current assets	416,335	463,842
Other assets:
Goodwill	478,035	515,004
Other intangible assets	78,764	91,014
Deferred income taxes	24,026	27,320
Other	21,047	22,314
Property, plant and equipment:
Cost:
Land	5,659	7,875
Buildings and improvements	98,156	101,866
Machinery and equipment	280,718	288,409
Construction in progress	7,151	12,500
	391,684	410,650
Less accumulated depreciation	267,906	276,479
Property, plant and equipment—net	123,778	134,171
Total	$1,141,985	$1,253,665
LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Notes payable	$12,001	$61,422
Accounts payable	72,792	88,099
Wages and amounts withheld from employees	36,164	38,064
Liabilities held for sale	—	10,640
Taxes, other than income taxes	6,578	7,994
Accrued income taxes	3,444	7,893
Other current liabilities	33,783	35,319
Current maturities on long-term debt	42,514	42,514
Total current liabilities	207,276	291,945
Long-term obligations, less current maturities	213,839	159,296
Other liabilities	66,903	69,348
Total liabilities	488,018	520,589
Stockholders’ investment:
Class A nonvoting common stock—Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 47,778,684 and 47,704,196, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	313,917	311,811
Earnings retained in the business	463,726	452,057
Treasury stock—3,482,803 and 3,477,291 shares, respectively of Class A nonvoting common stock, at cost	(93,300)	(93,337)
Accumulated other comprehensive (loss) income	(27,939)	64,156
Other	(2,985)	(2,159)
Total stockholders’ investment	653,967	733,076
Total	$1,141,985	$1,253,665

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Nine months ended April 30,
	2015	2014
Operating activities:
Net earnings	$42,381	$64,441
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,511	33,782
Non-cash portion of stock-based compensation expense	3,556	5,033
Non-cash portion of restructuring charges	3,545	267
Loss on sale of business, net	426	—
Deferred income taxes	(4,533)	(8,310)
Changes in operating assets and liabilities (net of effects of business acquisitions/divestitures):
Accounts receivable	(797)	2,949
Inventories	(8,385)	(9,435)
Prepaid expenses and other assets	201	(2,772)
Accounts payable and accrued liabilities	(8,399)	(13,027)
Income taxes	(3,766)	2,912
Net cash provided by operating activities	52,740	75,840

Investing activities:
Purchases of property, plant and equipment	(23,545)	(29,808)
Sale of business, net of cash retained	6,111	—
Other	3,927	(647)
Net cash used in investing activities	(13,507)	(30,455)

Financing activities:
Payment of dividends	(30,712)	(30,479)
Proceeds from issuance of common stock	1,591	10,894
Purchase of treasury stock	—	(23,335)
Proceeds from borrowing on credit facilities	82,439	66,187
Repayment of borrowing on credit facilities	(17,801)	(41,401)
Principal payments on debt	(42,514)	(42,514)
Income tax on the exercise of stock options and deferred compensation distributions, and other	(3,832)	(978)
Net cash used in financing activities	(10,829)	(61,626)

Effect of exchange rate changes on cash	(9,770)	3,898

Net increase (decrease) in cash and cash equivalents	18,634	(12,343)
Cash and cash equivalents, beginning of period	81,834	91,058

Cash and cash equivalents, end of period	$100,468	$78,715

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$9,451	$11,417
Income taxes, net of refunds	21,692	18,842

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)

	Three months ended April 30,		Nine months ended April 30,
	2015	2014	2015	2014
SALES TO EXTERNAL CUSTOMERS
ID Solutions	$200,786	$206,448	$604,948	$610,726
Workplace Safety	89,441	103,129	278,147	297,575
Total	$290,227	$309,577	$883,095	$908,301

SALES INFORMATION
ID Solutions
Organic	3.0%	4.8%	2.4%	3.6%
Currency	(5.7)%	(0.2)%	(3.3)%	(0.3)%
Acquisitions	—%	—%	—%	12.4%
Total	(2.7)%	4.6%	(0.9)%	15.7%
Workplace Safety
Organic	(1.1)%	(1.9)%	0.6%	(6.3)%
Currency	(12.2)%	0.1%	(7.1)%	(0.5)%
Acquisitions	—%	—%	—%	—%
Total	(13.3)%	(1.8)%	(6.5)%	(6.8)%
Total Company
Organic	1.7%	2.5%	1.8%	(0.1)%
Currency	(8.0)%	(0.2)%	(4.6)%	(0.4)%
Acquisitions	—%	—%	—%	7.7%
Total	(6.3)%	2.3%	(2.8)%	7.2%

SEGMENT PROFIT
ID Solutions	$41,614	$44,302	$120,800	$132,795
Workplace Safety	12,292	14,771	40,607	47,813
Total	$53,906	$59,073	$161,407	$180,608
SEGMENT PROFIT AS A PERCENT OF SALES
ID Solutions	20.7%	21.5%	20.0%	21.7%
Workplace Safety	13.7%	14.3%	14.6%	16.1%
Total	18.6%	19.1%	18.3%	19.9%

	Three months ended April 30,		Nine months ended April 30,
	2015	2014	2015	2014
Total segment profit	$53,906	$59,073	$161,407	$180,608
Unallocated amounts:
Administrative costs	(24,787)	(29,267)	(79,347)	(91,604)
Restructuring charges	(4,834)	(3,039)	(13,991)	(14,202)
Investment and other income	434	872	968	1,887
Interest expense	(2,503)	(3,381)	(8,394)	(10,777)
Earnings from continuing operations before income taxes	$22,216	$24,258	$60,643	$65,912

NON-GAAP MEASURES
(Unaudited; Dollars in Thousands, Except Per Share Amounts)

In accordance with the U.S. Securities and Exchange Commission’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Earnings from Continuing Operations Before Income Taxes Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Earnings from Continuing Operations Before Income Taxes Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this profit measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Earnings from Continuing Operations Before Income Taxes to Earnings from Continuing Operations Before Income Taxes Excluding Certain Items:

	Three months ended April 30,		Nine months ended April 30,
	2015	2014	2015	2014
Earnings from Continuing Operations Before Income Taxes (GAAP Measure)	$22,216	$24,258	$60,643	$65,912
Restructuring charges	4,834	3,039	13,991	14,202
Postretirement benefit plan curtailment gain	(4,296)	—	(4,296)	—
Earnings from Continuing Operations Before Income Taxes Excluding Certain Items (non-GAAP measure)	$22,754	$27,297	$70,338	$80,114

Income Taxes on Continuing Operations Excluding Certain Items:
Brady is presenting the Non-GAAP measure "Income Taxes on Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Income Taxes on Continuing Operations to Income Taxes on Continuing Operations Excluding Certain Items:

	Three months ended April 30,		Nine months ended April 30,
	2015	2014	2015	2014
Income Taxes on Continuing Operations (GAAP measure)	$5,003	$4,074	$16,347	$17,077
Restructuring charges	1,636	968	4,406	4,584
Postretirement benefit plan curtailment gain	(1,504)	—	(1,504)	—
Income Taxes on Continuing Operations Excluding Certain Items (non-GAAP measure)	$5,135	$5,042	$19,249	$21,661

Net Earnings from Continuing Operations Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Net Earnings from Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net Earnings from Continuing Operations to Net Earnings from Continuing Operations Excluding Certain Items:

	Three months ended April 30,		Nine months ended April 30,
	2015	2014	2015	2014
Net Earnings from Continuing Operations (GAAP measure)	$17,213	$20,184	$44,296	$48,835
Restructuring charges	3,198	2,071	9,585	9,618
Postretirement benefit plan curtailment gain	(2,792)	—	(2,792)	—
Net Earnings from Continuing Operations Excluding Certain Items (non-GAAP measure)	$17,619	$22,255	$51,089	$58,453

NON-GAAP MEASURES
(Unaudited; Dollars in Thousands, Except Per Share Amounts)

Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items:
Brady is presenting the Non-GAAP measure "Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share to Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2015	2014	2015	2014
Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share (GAAP measure)	$0.33	$0.39	$0.86	$0.93
Restructuring charges	0.06	0.04	0.19	0.18
Postretirement benefit plan curtailment gain	(0.05)	—	(0.05)	—
Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items (non-GAAP measure)	$0.34	$0.43	$0.99	$1.12